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                                                                   EXHIBIT 10.15


                 FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
                               AND LOAN DOCUMENTS

      THIS FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND LOAN DOCUMENTS (this "Amendment"), dated as of March 22, 2000 is between NATIONAL BANK OF CANADA, a Canadian chartered bank ("Lender"), METRETEK TECHNOLOGIES, INC. (f/k/a Marcum Natural Gas Services, Inc.), a Delaware corporation ("Metretek Technologies"), METRETEK, INCORPORATED, a Florida corporation ("Metretek Inc."), and SOUTHERN FLOW COMPANIES, INC., a Delaware corporation ("Southern Flow") (each, a "Borrower", and collectively, "Borrower" or "Borrowers"), and SIGMA VI, INC., a Florida corporation ("Pledgor").

                                    Recitals

      A. Lender, Borrowers and Pledgor entered into a Loan and Security Agreement dated April 14, 1998, as amended by an Amendment to Loan and Security Agreement and Loan Documents dated as of June 8, 1999, and as further amended by a Second Amendment to Loan and Security Agreement and Loan Documents dated as of September 13, 1999, and as further amended by a Third Amendment to Loan and Security Agreement and Loan Documents dated as of December 16, 1999 (as amended, the "Loan Agreement"), providing for the Metretek Loans and the Southern Flow Loans, as more fully set forth in the Loan Agreement. Defined terms used herein and not defined herein shall have the meaning set forth in the Loan Agreement. On June 8, 1999, Metretek Technologies changed its name from Marcum Natural Gas Services, Inc. to Metretek Technologies, Inc.

      B.    The Loans are secured by the Collateral.

      C. The purpose of this Amendment is (a) for Lender to waive certain defaults under the Loan Agreement and (b) for Borrower and Lender to amend certain covenants and conditions in the Loan Agreement.

                                    Agreement

IN CONSIDERATION of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender, Borrowers and Pledgor agree as follows:

1.       Waiver.

         (a) Lender hereby waives the Event of Default which has occurred as a result of the violation of Section 12(q)(iv) of the Loan Agreement (for the period ending December 31, 1999 only).

         (b) Lender hereby waives the Event of Default which has occurred as a result of the violation of Section 12(q)(v) of the Loan Agreement (for the period ending December 31, 1999 only).
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The above waivers do not constitute a waiver by Lender of Borrowers' compliance with such covenants for any other period, or a waiver of any other Event of Default or event that with notice, the passage of time, or both would constitute an Event of Default under the Loan Agreement, or a waiver of any future violations under Sections 12(q)(iv) and 12(d)(v). In addition, this waiver is based solely on the interim financial statements for the period ended December 31, 1999, previously provided to Lender (the "Interim Financials"). If the information set forth in the Interim Financials is inaccurate or incorrect in any respect, Lender reserves the right to withdraw this waiver at any time.

2. Revision to Loan Agreement. The Loan Agreement is hereby amended as follows:

      a. Collections. Section 8 of the Loan Agreement is hereby amended by adding the following clause to subsection 8(a):

            Notwithstanding anything to the contrary in the foregoing, Metretek and Southern Flow shall be entitled to withdraw funds from their respective Blocked Account directly for deposit into their operating account at any time that (i) there is no Event of Default or event that with notice or the passage of time or both might constitute an Event of Default, and (ii) the aggregate outstanding balance of the Metretek Loans and the Southern Flow Loans plus the aggregate undrawn face amount of the Letters of Credit is less than $500,000. The ability of Metretek and Southern Flow to directly withdraw funds from their respective Blocked Account is conditioned upon Lender receiving confirmation from the depository bank holding each Blocked Account with respect to such instructions. At such time as Lender requests, Borrower shall provide such additional information and take all actions necessary to cause the Blocked Account Agreement to be reinstated.

      b. Schedules and Reports. Section 9 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                  9.    SCHEDULES AND REPORTS.

                        (a) Metretek and Southern Flow shall each deliver to Lender on a monthly basis or more frequently as reasonably requested by Lender,
(1) a collateral report (the "Collateral Report") containing (A) an aging of Accounts, and (B) a schedule of Inventory (identifying raw materials and finished goods separately) owned by each of Metretek and Southern Flow and in each of Metretek and Southern Flow's possession valued at FIFO cost, together with information on all sales of or other reduction of and all additions to Inventory, all returns of Inventory, all credits issued by each of Metretek and Southern Flow and all complaints and claims against each of Metretek and Southern Flow in connection with Inventory subsequent to the immediately preceding Collateral Report, and (C) such additional information as Lender shall require; (2) an aging of Metretek's and Southern Flow's accounts payable; (3) a report calculating Metretek's and Southern Flow's Loan Availability as of the date of the Collateral Report; and (4) such other reports or information as Lender may reasonably require.


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                        (b) Each of Metretek and Southern Flow shall also
furnish copies of any other reports or information concerning Metretek's and Southern Flows Accounts and Inventory included, described in or referred to in the Collateral Reports, including, without limitation, but only if specifically requested by Lender, copies of all invoices prepared in connection with Accounts. Lender, through its officers, employees or agents, shall have the right, at any time and from time to time in Lender's name, in the name of a nominee of Lender or in either of Metretek and Southern Flow's name, to verify the validity, amount or any other matter relating to any of the Accounts, by mail, telephone, telegraph or otherwise. Borrowers shall reimburse Lender, on demand, for all costs, fees and expenses incurred by Lender in this regard.

                        (c) All schedules, certificates, reports and assignments and other items delivered by any Borrower to Lender hereunder shall be executed by an authorized representative of such Borrower and shall be in such form and contain such information as Lender shall specify.

      c. Covenants. The Loan Agreement is hereby amended by amending subsections (ii), (iv) and (v) of section 12(q) in their entirety, (Financial Covenants) to read as follows:

      12(q)(ii) Metretek Technologies' consolidated combined minimum tangible net worth (as such term is defined in accordance with GAAP and including
      (A) all subordinate debt which has been approved by Lender in its sole discretion, and (B) Series B Preferred Stock (whether or not properly includable under GAAP)) shall not be less than $17,000,000. Borrower's compliance with this subsection (ii) shall be determined without regard to any losses which Borrower may have incurred (whether in the current or prior fiscal years) in connection with the Web Project up to a total amount of $7,000,000, and such losses shall be disregarded in such calculation.

      12(q)(iv) Borrower, on a consolidated basis, shall maintain net profit before taxes and before extraordinary gains (as such terms are defined in accordance with GAAP) determined on a combined basis of at least $400,000 for each fiscal year. Borrower's compliance with the subsection (iv) shall be determined without regard to any expenditures (net of any income derived from the Web Project) which Borrower may have incurred during the current fiscal year in connection with the Web Project (up to a total amount of $7,000,000 for all expenditures, net of income, incurred by Borrower in the current fiscal year and all prior fiscal years).

      12(q)(v) The ratio of Borrower's consolidated earnings before interest, taxes, depreciation, amortization and extraordinary gains to interest expense (as such terms are defined in accordance with GAAP) and determined on a combined basis shall not be less than 2.0 to 1.0 for each fiscal year. Borrower's compliance with this subsection (v) shall be determined without regard to any expenditures (net of any income derived from the Web Project) which Borrower may have incurred during the current fiscal year in connection with the Web Project (up to a total amount of $7,000,000 for all expenditures, net of income, incurred by Borrower in the current fiscal year and all prior fiscal years).


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3.    Loan Documents.

      a. Lender, Borrowers and Pledgor agree that any and all notes or other documents executed in connection with the Loans (collectively, the "Loan Documents") are hereby amended to reflect the amendments set forth herein and that no further amendments to any Loan Documents are required to reflect the foregoing.

      b. All references in any document to the Loan Agreement or any other Loan Document shall refer to the Loan Agreement or such Loan Document as amended pursuant to this Amendment.

4. Fees and Expenses. Borrower shall pay or cause to be paid all of the expenses incurred by the Lender in connection with the transactions contemplated by this Amendment, including, without limitation, the reasonable fees and disbursements of Lender's attorneys and their staff, and any recording and filing fees, charges and expenses. If Borrower fails to pay such fees within 15 days after written request by Lender, such failure shall constitute an Event of Default.

5. Representations and Warranties. Each Borrower and Pledgor hereby certifies to the Lender that as of the date of this Amendment (taking into consideration the transactions contemplated by this Amendment), all of such Borrower's or Pledgor's representations and warranties contained in the Loan Agreement and all Loan Documents are true, accurate and complete in all material respects, and no Event of Default or event that with notice or the passage of time or both would constitute an Event of Default (other than as waived by Lender pursuant to this Amendment) has occurred under the Loan Agreement or any Loan Document. Without limiting the generality of the foregoing, each Borrower and Pledgor represents and warrants that the execution and delivery of this Amendment has been authorized by all necessary action on the part of such Borrower or Pledgor, that the person executing this Amendment on behalf of such Borrower is duly authorized to do so and that this Amendment constitutes the legal, valid, binding and enforceable obligation of such Borrower or Pledgor.

6. Additional Documents. Each Borrower and Pledgor shall execute and deliver to Lender at any time and from time to time such additional amendments to the Loan Agreement and the Loan Documents as the Lender may request to confirm and carry out the transactions contemplated hereby or to confirm, correct and clarify the security for the Loan.

7. Continuation of the Loan Agreement Etc. Except as specified in this Amendment, the provisions of the Loan Agreement and the Loan Documents shall remain in full force and effect, and if there is a conflict between the terms of this Amendment and those of the Loan Agreement or the Loan Documents, the terms of this Amendment shall control.

8.    Miscellaneous.

      a. This Amendment shall be governed by and construed under the laws of the State of Colorado and shall be binding upon and inure to the benefit of the parties hereto and their successors and permissible assigns.


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      b.    This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

      c. This Amendment and all documents to be executed and delivered hereunder may be delivered in the form of a facsimile copy, subsequently confirmed by delivery of the originally executed document.

      d. This Amendment constitutes the entire agreement between Borrowers, Pledgor and the Lender concerning the subject matter of this Amendment. This Amendment may not be amended or modified orally, but only by a written agreement executed by each Borrower and Pledgor and the Lender and designated as an amendment or modification of the Loan Agreement as amended by this Amendment.


                      REMAINDER OF PAGE INTENTIONALLY BLANK


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      EXECUTED as of the date first set forth above.


                                      BORROWERS:


                                      METRETEK TECHNOLOGIES, INC., a
                                      Delaware corporation (f/k/a Marcum Natural
                                      Gas Services, Inc.)


                                      By:  /s/ A. Bradley Gabbard
                                           -----------------------------------
                                           A. Bradley Gabbard
                                           Executive Vice President


                                      METRETEK, INCORPORATED, a Florida
                                      Corporation


                                      By:  /s/ A. Bradley Gabbard
                                           -----------------------------------
                                           A. Bradley Gabbard
                                           Executive Vice President


                                      SOUTHERN FLOW COMPANIES, INC., a
                                      Delaware corporation


                                      By:  /s/ A. Bradley Gabbard
                                           -----------------------------------
                                           A. Bradley Gabbard
                                           Executive Vice President


                                      PLEDGOR:

                                      SIGMA VI, INC., a Florida corporation



                                      By:  /s/ A. Bradley Gabbard
                                           -----------------------------------
                                           A. Bradley Gabbard
                                           Executive Vice President


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                                      LENDER:


                                      NATIONAL BANK OF CANADA, a
                                      Canadian chartered bank



                                      By:  /s/ Raymond L. Yager
                                           -----------------------------------
                                           Raymond L. Yager
                                           Vice President



                                      By:  /s/ Andrew Conneen
                                           -----------------------------------
                                           Andrew Conneen
                                           Vice President


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